UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2005

ALABAMA NATIONAL BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25160	63-1114426
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1927 First Avenue North, Birmingham, Alabama 35203

(Address of principal executive offices, including zip code)

(205) 583-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Effective February 18, 2005, James R. Thompson, III was promoted to the office of Chief Executive Officer of First American Bank, the largest bank subsidiary of Alabama National BanCorporation (the “Company”). Due to Mr. Thompson’s promotion, the Non-Qualified Stock Option Agreement dated December 31, 1999 between the Company and Mr. Thompson has become a material contract of the Company. Mr. Thompson previously served as President and Chief Operating Officer of First American Bank. In connection with his promotion, Mr. Thompson will receive an annual base salary of $195,000. There is no written employment agreement between Mr. Thompson and the Company.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Exhibit
10.1	Non-Qualified Stock Option Agreement dated December 31, 1999 between James R. Thompson, III and Alabama National BanCorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alabama National Bancorporation

By:	/s/ William E. Matthews, V
William E. Matthews, V
Executive Vice President and Chief Financial Officer

Dated: February 22, 2005

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	Non-Qualified Stock Option Agreement dated December 31, 1999 between James R. Thompson, III and Alabama National BanCorporation.